                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                      Shared Medical Systems Corporation
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                      Shared Medical Systems Corporation
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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Notes:

                      SHARED MEDICAL SYSTEMS CORPORATION

                           51 Valley Stream Parkway
                       Malvern, Pennsylvania 19355-1406

                               ----------------

                         SUPPLEMENT TO PROXY STATEMENT

  This Supplement to Proxy Statement (this "Supplement") and the enclosed proxy are being mailed on or about May 30, 2000 to the stockholders of Shared Medical Systems Corporation (the "Company") in order to supplement the Company's Proxy Statement previously mailed on or about April 18, 2000 (the "Original Proxy Statement"). Except to the extent supplemented by the information in this Supplement, the information in the Original Proxy Statement is complete and the Original Proxy Statement is incorporated herein by reference in its entirety. The enclosed proxy is identical to the proxy enclosed with the Original Proxy Statement (the "Original Proxy"), and has been included with this Supplement in the event that you desire to change your vote, as directed in the Original Proxy, in response to the information contained in this Supplement. Unless you intend to so change your vote, there is no need to complete and execute the enclosed proxy or to deliver it to the Company. All votes will be cast in accordance with the Original Proxy unless the enclosed proxy is properly completed, executed and delivered to the Company. The enclosed proxy is solicited by the Board of Directors of the Company (the "Board" or "Board of Directors"). Any stockholder giving a proxy has the power to revoke it at any time prior to its use by giving notice to the Secretary of the Company.

                   PROPOSED CHANGE IN CONTROL OF THE COMPANY

  On April 30, 2000, the Company entered into an Agreement and Plan of Merger (the "Merger Agreement") with Siemens Corporation, a Delaware corporation ("Siemens") and Autobahn Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Siemens (the "Purchaser"), pursuant to which the Purchaser commenced a tender offer on May 10, 2000 to purchase all outstanding shares of Common Stock, par value $0.01 per share, of the Company (the "Common Stock") and the associated preferred stock purchase rights (the shares of Common Stock and any associated preferred stock purchase rights are referred to in this Supplement as the "Shares"), at a price per Share of $73.00, net to the seller in cash (the "Offer"). The Merger Agreement provides that, subject to the satisfaction or waiver of certain conditions, following completion of the Offer, and in accordance with the General Corporation Law of the State of Delaware (the "DGCL"), the Purchaser will be merged with and into the Company (the "Merger"). Following consummation of the Merger, the Company will continue as the surviving corporation and will be a wholly-owned subsidiary of Siemens. At the effective time of the Merger (the "Effective Time"), each issued and outstanding Share (other than Shares that are owned by Siemens, the Purchaser, any of their respective subsidiaries, the Company or any of its subsidiaries, and Shares held by stockholders of the Company who did not vote in favor of the Merger Agreement and who comply with all of the relevant provisions of Section 262 of the DGCL) will be converted into the right to receive $73.00 in cash or any greater amount per Share paid pursuant to the Offer. The Offer is currently scheduled to expire at 5:00 p.m., New York City time, on June 7, 2000, unless the Purchaser extends it in accordance with the Merger Agreement and the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the rules promulgated thereunder. The Offer, the Merger, and the Merger Agreement are more fully described in the Schedule 14D-9 filed by the Company with the Securities Exchange Commission (the "Commission") on May 10, 2000 (the "Schedule 14D-9").

                     DESIGNATION OF DIRECTORS BY PURCHASER

  As indicated in the Original Proxy Statement, the Board of Directors has determined that the number of directors to be elected at the Annual Meeting to be held on June 9, 2000 shall be six, and the Board has nominated Messrs. Macaleer, DeTurk, Weston, Rubin and Cadwell and Dr. Wilensky for election as directors at the 2000 Annual Meeting. In addition, as indicated in the Original Proxy Statement, it is the intention of the persons named in the enclosed proxy to vote for the nominees listed above unless otherwise directed. If elected, the nominees would ordinarily serve as directors for a term of one year. However, if the Offer is consummated, the term of each director elected at the 2000 Annual Meeting, as well as the overall composition of the Board of Directors, will be subject to change following the Effective Time when the Company will become a wholly-owned subsidiary of Siemens.

  The Merger Agreement provides that immediately upon the acceptance for payment of and payment for shares of the Common Stock by the Purchaser or any of its affiliates pursuant to the Offer, the Purchaser shall be entitled to designate up to such number of directors (the "Purchaser Designees"), rounded up to the next whole number, for election or appointment to the Board of Directors as will give the Purchaser, subject to compliance with Section 14(f) of the Exchange Act, representation on the Board of Directors equal to the product of (i) the total number of directors on the Board of Directors (giving effect to the increase in size of such Board pursuant to this paragraph) and
(ii) the percentage that the number of shares of the Common Stock beneficially owned by the Purchaser and its affiliates (including shares of Common Stock so accepted for payment and purchased) bears to the number of shares of Common Stock then outstanding. In furtherance thereof, concurrently with such acceptance for payment and payment for such shares of Common Stock, the Company shall, upon request of Parent or the Purchaser and in compliance with
Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder, promptly increase the size of its Board of Directors by such number as is necessary to enable the Purchaser Designees to be so elected or appointed to the Company's Board of Directors, and, subject to applicable law, the Company shall take all reasonable actions available to the Company to cause such designees of the Purchaser to be so elected or appointed. The Merger Agreement provides that at such time, the Company will, if requested by Siemens or the Purchaser and subject to applicable law, also take all reasonable action necessary to cause persons designated by the Purchaser to constitute at least the same percentage (rounded up to the next whole number) as is on the Company's Board of Directors of (i) each committee of the Company's Board of Directors, (ii) each board of directors (or similar body) of each subsidiary of the Company and (iii) each committee (or similar body) of each such board.

  It is expected that the Purchaser Designees will assume office promptly following the purchase by Purchaser of any Shares pursuant to the terms of the Offer, which purchase cannot be earlier than June 7, 2000, and that, upon assuming office, the Purchaser Designees together with the continuing directors of the Company will thereafter constitute the entire Board. If Purchaser's purchase of Shares pursuant to the terms of the Offer occurs prior to the date of the 2000 Annual Meeting, it is expected that the 2000 Annual Meeting will be adjourned to a date following the Effective Time and a new record date (subsequent to the Effective Time) will be fixed for such adjourned meeting. In addition, following the Effective Time, the Company expects the Purchaser to remove from the Board of Directors any directors who are elected at the 2000 Annual Meeting.

  As of the date of this Supplement, the Purchaser has not determined who will be the Purchaser Designees. However, the Purchaser Designees will be selected from among the persons listed in Schedule I attached hereto. Schedule I also includes certain information with respect to each such person. Each of the persons listed in Schedule I has consented to serve as a director of the Company if appointed or elected. None of such persons currently is a director of, or holds any positions with, the Company. Siemens and the Purchaser have advised the Company that, to the best of their knowledge, none of the persons listed on Schedule I or any of their affiliates beneficially owns any equity securities or rights to acquire any such securities of the Company, nor has any such person been involved in any transaction with the Company or any of its directors, executive officers or affiliates that is required to be disclosed pursuant to the rules and regulations of the Commission other than with respect to transactions between Siemens, the Purchaser and the Company that have been described in the Schedule 14D-9.

  EFFECTS OF THE OFFER AND THE MERGER UNDER COMPANY INCENTIVE AGREEMENTS AND
      PLANS BETWEEN THE COMPANY AND ITS DIRECTORS AND EXECUTIVE OFFICERS

  As disclosed in the Company's Schedule 14D-9, certain members of the Company's management and the Board of Directors have interests in the transactions contemplated by the Merger Agreement that are in addition to their interests as Company shareholders generally.

  Stock Option Agreements. The Merger Agreement provides that each outstanding option to purchase shares of Common Stock granted to the Board or the executive officers or other employees under any stock option agreement or similar arrangement (each, a "Company Stock Option") will automatically, in accordance with the terms of the applicable agreements or arrangements governing such Company Stock Option (each, a "Company Stock Option Agreement"), be converted into the right to receive an amount in cash equal to the product obtained by multiplying (1) the difference between the Merger Consideration and the per share exercise price of such Company Stock Option, by (2) the number of shares of Common Stock covered by such Company Stock Option. All cash payments will be made at the times, in the amounts and with interest in accordance with the applicable Company Stock Option Agreement, except that any payments that would otherwise be made (pursuant to the vesting schedule of the applicable Company Stock Option Agreement) more than 30 months after the consummation of the Merger will instead be paid in quarterly installments as nearly equal as possible, with interest at the rate of 10.0% per annum, over the first thirty months after the consummation of the Merger. The purchase of a majority of the Shares pursuant to the Offer will constitute a "change in control" for purposes of the change-in-control provisions applicable to the Company Stock Options held by Company employees and by the Company's non-employee directors. The vesting schedules in the Company Stock Option Agreements with the Company's non-employee directors and with Marvin S. Cadwell, the Company's President and Chief Executive Officer, are to be accelerated, and Mr. Cadwell will be entitled to the applicable cash payments in respect of his Company Stock Options upon the consummation of the Merger and the non-employee directors will be entitled to the applicable cash payments in respect of their Company Stock Options upon their removal from office following the consummation of the Merger.

  Restricted Stock Agreements. The Merger Agreement provides that each holder of a restricted share of Common Stock will be entitled to receive the Merger Consideration payable with respect to such restricted share in accordance with the terms of the applicable agreements or arrangements governing such restricted share (each, a "Restricted Stock Agreement"). All cash payments will be made in accordance with the vesting schedules set forth in the applicable Restricted Stock Agreement, except that any payments that would otherwise be made (pursuant to such vesting schedule) more than 30 months after the consummation of the Merger will instead be paid in quarterly installments as nearly equal as possible, with interest at the rate of 10.0% per annum, over the first thirty months after the consummation of the Merger. Except as described in the immediately preceding sentence, the vesting schedules set forth in the Company's existing Restricted Stock Agreements will not be accelerated as a result of the consummation of the Offer.

  Parachute Payments. To the extent that any payments to any of the Company's executive officers are subject to the excise tax on excess parachute payments under Section 4999 of the Internal Revenue Code of 1986, as amended, Siemens will be required to "gross up" such payments to cover such tax. The Company expects that Mr. Cadwell will be the only executive officer to receive a parachute payment pursuant to the transactions contemplated by the Merger Agreement.

  Certain Arrangements With Mr. Cadwell. The Board of Directors, at a meeting held April 28, 2000, approved a cash bonus of $600,000 for Mr. Cadwell payable upon the successful completion of the transactions contemplated by the Merger Agreement. At the same meeting, the Board approved a Company loan to Mr. Cadwell in the amount of $432,994.46. Mr. Cadwell used the proceeds of the loan to pay the exercise price (and applicable taxes) for the exercise of Company Stock Options held by him that were scheduled to expire in May 2000. The loan is repayable on demand and is interest free for 90 days, but bears interest at the rate of 6% per annum thereafter until paid. The loan was made independently of the transactions contemplated by the Merger Agreement.

  Certain Retention and Other Arrangements Under Consideration. Siemens has indicated that it wants to implement, and is considering, the adoption of a retention plan intended to provide financial incentives for certain employees to remain in the employ of the Company for 30 months following the Merger. Siemens is also considering possible amendments to the existing deferred compensation arrangements between the Company and certain officers. The existing terms of the deferred compensation arrangements are as described in the Original Proxy Statement.

                                 OTHER MATTERS

  Management of the Company knows of no matters other than those discussed herein and in the Original Proxy Statement which will be brought before the meeting by any person. If, however, any such matter shall properly come before the meeting, the persons named in the enclosed proxy or in the Original Proxy, as applicable, will vote the same in accordance with their best judgment.

  All expenses in connection with the solicitation of proxies, including the cost of preparing, printing and mailing this Supplement and the enclosed proxy will be borne by the Company. Employees of the Company may solicit proxies by personal interview, mail, telephone, facsimile transmission and telegraph. The Company will reimburse brokers and other persons holding stock in their names or in the names of nominees for their expenses in forwarding proxies and proxy materials to beneficial owners of the shares.

                                          By Order of the Board of Directors

                                          James C. Kelly
                                            Secretary

                                  SCHEDULE I

  As of the date of this Supplement, the Purchaser has not determined who will be the Purchaser Designees. However, such Purchaser Designees will be selected from the following list of directors and executive officers of Siemens or its affiliates. The information contained herein concerning Siemens and its directors and executive officers and those of its affiliates has been furnished by Siemens and the Purchaser. The Company assumes no responsibility for the accuracy or completeness of such information.

  The name, present principal occupation or employment and five-year employment history of each of the persons is set forth below. None of the persons listed below owns any Shares or has engaged in any transactions with respect to Shares during the past 60 days. During the last five years, none of the persons listed below has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) nor was such person a party to a civil proceeding of a judicial or administrative body of competent jurisdiction, and as a result of such proceeding was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting activities subject to, federal or state securities laws or finding any violation of such laws. None of the persons listed below (i) is currently a director of, or holds any position with, the Company (ii) has a familial relationship with any of the directors or executive officers of the Company or
(iii) based on information provided to the Company by Siemens (which is to the best of Siemens' knowledge), beneficially owns any securities (or rights to acquire any securities) of the Company. The Company has been advised by Siemens that, to the best of Siemens' knowledge, none of the persons listed below has been involved in any transaction with the Company or any of its directors, executive officers or affiliates which is required to be disclosed pursuant to the rules and regulations of the Commission.

  Unless otherwise indicated, each of the persons listed below is a citizen of the Federal Republic of Germany. Unless otherwise indicated, each such person has held his or her present occupation as set forth below, or has been an executive officer at Siemens AG, the indirect parent of Siemens, for the past five years.

       Name and Address         Age Present Principal Occupation or Employment
       ----------------         --- ------------------------------------------
Reinhard Benditte                48   Executive Vice President and Chief
 Siemens Medical Systems, Inc.        Financial Officer, Siemens Medical
 186 Wood Avenue South                Systems, Inc., Iselin, New Jersey.
 Iselin, New Jersey 08830             Previously Chief Financial Officer of
                                      Siemens Automotive Corporation

Bernhard K. Halfpap              51   Head of Business Planning of
 Siemens AG                           Medical Engineering Division of
 Henkestrasse 127                     Siemens AG, Erlangen, Germany
 D-91050 Erlangen
 Germany

Robert Kirschbaum                52   Corporate Legal Counsel, Siemens
 Siemens AG                           AG, Erlangen, Germany
 Werner von Siemens Strasse 50
 D-91050 Erlangen
 Germany

Klaus Kleinfeld                  42   Corporate Vice President and Group
 Siemens AG                           Executive, Medical Engineering
 Henkestrasse 127                     Division of Siemens AG. Previously
 D-91050 Erlangen                     President of Angiography,
 Germany                              Fluoroscopy and Radiography
                                      Systems Division of Medical
                                      Engineering of Siemens AG;
                                      President of the Siemens
                                      Management Consulting Group


      Name and Address        Age Present Principal Occupation or Employment
      ----------------        --- ------------------------------------------
Thomas N. McCausland           57   President and Chief Executive Officer,
 Citizen of USA                     Siemens Medical Systems, Inc., Iselin,
 Siemens Medical Systems,           New Jersey. Previously Vice President
 Inc.                               of Sales and Marketing, Siemens
 186 Wood Avenue South              Energy & Automation, Inc.
 Iselin, New Jersey 08830

Kenneth R. Meyers              39   Legal Counsel, Siemens Corporation,
 Citizen of USA                     New York, New York
 Siemens Corporation
 153 East 53rd Street
 New York, New York 10022

Erich Reinhardt                53   Chief Executive Officer and Group
 Siemens AG                         President, Medical Engineering
 Henkestrasse 127                   Division of Siemens AG, Erlangen,
 D-91050 Erlangen                   Germany
 Germany

Goetz Steinhardt               56   Corporate Vice President and Group
 Siemens AG                         Executive, Medical Engineering
 Henkestrasse 127                   Division of Siemens AG, Erlangen,
 D-91050 Erlangen                   Germany
 Germany

       This Proxy is Solicited By The Board of Directors Of The Company

P
                      SHARED MEDICAL SYSTEMS CORPORATION
R
                   PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
O
                                 June 9, 2000
X

Y       The undersigned hereby appoints R. James Macaleer and James C. Kelly, or each of them, as Proxies, each with full power of substitution and revocation, to attend the Annual Meeting of Stockholders of Shared Medical Systems Corporation on June 9, 2000 and any adjournment thereof, and thereat to vote all shares which the undersigned would be entitled to vote if personally present upon the matters as set forth in the Notice of Annual Meeting and Proxy Statement and, in their discretion, upon any other matters which may properly come before the meeting.


                                      (Continued and to be signed on other side)






                           --FOLD AND DETACH HERE--

                                                                Please mark  [X]
                                                                your votes as
                                                                indicated in
                                                                this example

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1. Election of Directors                                      FOR ALL  AUTHORITY
                                                             NOMINEES   WITHHELD
                                                                [_]       [_]

To withhold authority to vote for one or more but less than all of the six nominees named in the Proxy Statement
(Messrs. Macaleer, DeTurk, Weston, Rubin and Cadwell and
Dr. Wilensky), please list the name(s) of the nominee(s) for whom authority is withheld:

_________________________________________________________
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THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY
THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE SIX NOMINEES LISTED IN ITEM 1.





Signature______________________Signature______________________Date______________

NOTE: (Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such).

                           --FOLD AND DETACH HERE--